Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-155475, 333-153916 and 333-114543 on Form S-3; Registration Statement No. 333-149757 and 333-105773 on Form S-8; Post-Effective Amendment No. 1 to Registration Statement No. 333-33303-99 on Form S-3; Post Effective Amendment No. 1 to Registration Statement Nos. 333-32413-99, 333-49333-99, 333-38188-99, 333-60260-99 and 333-98271-99 on Form S-8; and Post-Effective Amendment No. 5 to Registration Statement No. 333-11329-99 on Form S-8 of our reports dated February 25, 2009, relating to the consolidated financial statements and consolidated financial statement schedules of CenterPoint Energy, Inc. and subsidiaries (the “Company"), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of CenterPoint Energy, Inc. for the year ended December 31, 2008.

DELOITTE & TOUCHE LLP

Houston, Texas
February 25, 2009